UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2026

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

500 W. Monroe Street

Chicago, Illinois 60661

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 847-576-5000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock $0.01 par value	MSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Motorola Solutions, Inc. (the “Company”) is pleased to announce that on March 12, 2026, the size of the Board of Directors of the Company (the “Board”) was increased from eight to nine members and Peter A. Leav joined the Board as a director and a member of the Compensation and Leadership Committee, effective immediately after the conclusion of the March 12, 2026 Board and committee meetings. Mr. Leav will serve until the Company’s 2026 Annual Meeting and the election and qualification of his successor or, if earlier, his death or resignation from the Board.

Mr. Leav is currently Senior Advisor at TPG Inc., a leading global alternative asset manager with a principled focus on innovation.

Mr. Leav will receive the standard compensation received by non-employee directors. This compensation arrangement is described in the Company’s definitive proxy statement on Schedule 14A filed on March 27, 2025 with the U.S. Securities and Exchange Commission. As disclosed in the definitive proxy statement, a non-employee director will receive his or her equity compensation in the form of a grant of deferred stock units (prorated based on the number of full months served until the next annual meeting of shareholders) with a value of $20,416.67 per month, divided by the closing price of the Company’s common stock on the day on which the director’s election to the Board is effective.

There are no arrangements or understandings between Mr. Leav and any other person pursuant to which Mr. Leav was elected as a director of the Company, nor does Mr. Leav have any direct or indirect material interest in any related party transaction required to be disclosed under Item 404(a) of Regulation S-K.

The press release announcing Mr. Leav’s election to the Board is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release by Motorola Solutions, Inc. dated March 12, 2026 announcing the appointment of Peter A. Leav to the Board of Directors.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Additional Information and Where to Find It

The foregoing information (and related press release) is not a proxy statement or a solicitation of proxies from the holders of the Company’s common stock. A solicitation of proxies in connection with the 2026 Annual Meeting will be made only by the Company’s definitive proxy statement that will be mailed to all shareholders of record as of the record date for such meeting. The Company will be filing a definitive proxy statement for the annual meeting with the Securities and Exchange Commission (the “SEC”). Shareholders are urged to read the proxy statement and any other relevant documents filed or that will be filed with the SEC when they become available because they will contain important information. Shareholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s website at http://www.sec.gov or through the Company’s website at www.motorolasolutions.com. This Current Report on Form 8-K is being filed as soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 solely as a precautionary matter, notwithstanding the fact that the Company does not believe it constitutes solicitation material.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in connection with the matters to be considered at the 2026 Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with such matters will be set forth in the definitive proxy statement to be filed with the SEC. In addition, information about the Company’s executive officers and directors may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in the definitive proxy statement to be filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC. (Registrant)

Dated: March 12, 2026	By:	/s/ Kristin L. Kruska
		Name:	Kristin L. Kruska
		Title:	Corporate Vice President, Transactions, Corporate & Securities Law and Secretary